EQUINOX FRONTIER FUNDS

Exhibit 32.4

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Equinox Frontier Long/Short Commodity Fund, a Series of Equinox Frontier Funds on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Equinox Frontier Long/Short Commodity Fund.

/s/ Robert J. Enck
Robert J. Enck

Principal Financial Officer of Equinox Frontier Funds and President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of the Equinox Frontier Long/Short Commodity Fund, a Series of Equinox Frontier Funds

Date: November 15, 2016